Exhibit 10.29

BRIACELL THERAPEUTICS CORP.

SECURITIES PURCHASE AGREEMENT

(NOTES AND WARRANTS)

THE NOTES AND WARRANTS BEING OFFERED FOR SALE MAY BE PURCHASED BY RESIDENTS OF THE UNITED STATES PURSUANT TO AVAILABLE EXEMPTIONS UNDER APPLICABLE SECURITIES LEGISLATION.

INSTRUCTIONS

1.	Complete and sign the Execution Pages of the Subscription Agreement.

2.	Complete and sign Schedule A attached to the Subscription Agreement.

3.	Complete and sign Appendix A to Schedule A if you are not an individual and satisfy at least one of the three conditions below (unless you have previously filed this form with the TSX Venture Exchange and represent and warrant that there has been no change to any of the information in the previously filed form up to the date of this Subscription Agreement):

(a)	hold, or will hold upon completion of the Offering, more than 5% of the issued and outstanding common shares of the Company;

(b)	are, or will be upon completion of the Offering, an insider of the Company; or

(c)	are a Pro Group placee (a member (brokerage firm) of the TSX Venture Exchange, an employee, partner, officer, director or an ‘affiliate’ (a company controlling or under common control) of a member or an ‘associate’ (a company of which more than 10% of the voting shares are owned or controlled by such person, a partner of such person, a trust or estate of which a substantial beneficial interest is owned or of which such person is a trustee, a spouse or child of such person, or a relative of such person or their spouse living in the same home as such person) of any of the foregoing).

4.	Complete Schedule B attached to the Subscription Agreement.

5.	Complete and sign Schedule C attached to the Subscription Agreement (Accredited Investor Certificate), together with a completed Appendix A to Schedule C, if applicable, and Appendix B to Schedule C, if applicable.

6.	If you or the beneficial purchaser for whom you are contracting hereunder are a U.S. Person, you must complete and sign Schedule D attached to the Subscription Agreement (Certification of U.S. Purchaser) and Appendix A (Certificate of U.S. Person) attached thereto.

Payment Instructions:

As set forth in the Escrow Agreement attached hereto as Exhibit C hereto.

A completed and executed copy of, and the other documents required to be delivered with, this Securities Purchase Agreement as set forth in the Escrow Agreement attached hereto as Exhibit C.

SUBSCRIPTION AGREEMENT

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February __, 2018, between BriaCell Therapeutics Corp., a Company existing under the Business Corporations Act (British Columbia) and includes any successor Company thereto (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and Purchasers desire to enter into this Agreement, pursuant to which the Purchasers are to be granted the right to acquire securities of the Company as set forth herein and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to National Instrument 45-102 – Resale of Securities (“NI 45-102”), National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean any law, rule or regulation of any governmental authority or jurisdiction applicable to any party to this Agreement, as the case may be.

“BCSC” means the British Columbia Securities Commission.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Buy-In” shall have the meaning ascribed to such term in Section 4.1(h).

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“Closing” means the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligation to pay the Subscription Amount at such Closing, and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived, but in no event later than the tenth Business Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $______ per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means, Bennett Jones LLP located at 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, Canada, M5X 1A4

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the earliest of the date that (a) (i) all of the Underlying Shares have been sold pursuant to NI 45-106 and/or Rule 144 and NI 45-102, or (ii) may be sold by the holders thereof pursuant to NI 45-106 and/or Rule 144 and NI 45-102 without the requirement for the Company to be in compliance with the current public information required under NI 45-106 and/or Rule 144 and NI 45-102 and without volume or manner-of-sale restrictions, and (b) Company counsel has delivered to the Transfer Agent and holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to an effective Registration Statement or the exemption described in (a)(ii) above, which opinion shall be in form and substance reasonably acceptable to such holders.

“Escrow Agent” means the Escrow Agent identified in the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be employed in connection with the sale of the Securities, a copy of which is annexed hereto as Exhibit C.

“Equity Line of Credit” shall have the meaning ascribed to such term in Section 4.13.

“Event of Default” shall have the meaning ascribed thereto in the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, directors, or employees of the Company, prior to and after the Closing Date up to the amounts and on the terms set forth in their respective option agreements and in accordance with the rules and policies of the TSX Venture Exchange, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities, and described in the Public Reports filed not later than ten (10) days before the Closing Date, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issuable pursuant to, and in accordance with the terms and conditions set forth in the Stock Option Plan as are consistent with past practices and approved by a majority of the disinterested directors of the Company, not in excess of the amounts permitted by the Stock Option Plan, and (e) securities issued or issuable pursuant to the Securities Purchase Agreement, this Agreement, the Notes or the Warrants, or upon exercise or conversion of any such securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“G&M” shall mean Grushko & Mittman, P.C., with offices located at 515 Rockaway Avenue, Valley Stream, New York 11581, Fax: 212-697-3575.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legal Opinion” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Listing Default” shall have the meaning ascribed to such term in Section 4.11(c).

“Majority in Interest” shall have the meaning ascribed to such term in Section 5.5.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

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“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“Notes” means the senior secured convertible notes issuable pursuant to this Agreement, in the form of Exhibit A hereto.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ii).

“Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $150,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $150,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments not in excess of $150,000 due under leases required to be capitalized in accordance with IFRS.

“Person” means an individual or Company, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(e).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Regulation S” means Regulation S, as amended, as promulgated under the Securities Act.

“Reporting Provinces” means the Provinces of British Columbia and Alberta, collectively;

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes, ignoring any conversion or exercise limits set forth therein, and assuming that any previously unconverted Notes will be held until the third anniversary of the issue date of such Notes.

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“NI 45-106 and/or Rule 144” means NI 45-106 and/or Rule 144 promulgated by the BCSC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the BCSC having substantially the same purpose and effect as such Rule.

“Public Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Act – Canada” means Securities Act R.S.B.C. 1996, c. 418, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stock Option Plan” means the stock option plan identified as the “Plan” in the Company’s Consolidated Financial Statements for the years ended July 31, 2017 and 2016, as available at OTCQB.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder on the Closing Date as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in Canadian dollars and in immediately available funds.

“Subsidiary” means with respect to any entity at any date, any direct or indirect Company, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the TSX Venture Exchange, NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing). As of the Closing Date, the TSX Venture Exchange is the Trading Market.

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“Transaction Documents” means this Agreement, the Notes, the Warrants and the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company of Canada, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Notes and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes and any other shares of Common Stock issued or issuable to a Purchaser in connection with or pursuant to the Securities or Transaction Documents.

“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S;

“Unlegended Shares” shall have the meaning ascribed to such term in Section 4.1(d).

“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.13.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal Trading Market (i.e.: the TSX Venture Exchange) on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Toronto time) to 4:02 p.m. (Toronto time)), (b) if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a Majority in Interest then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at each Closing in accordance with Sections 2.2(a) hereof, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

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ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $500,000 principal amount of Notes as determined pursuant to Section 2.2(a) (such purchase and sale being the “Closing”). Each Purchaser shall deliver to the Escrow Agent such Purchaser’s Subscription Amount, and the Company shall deliver to each Purchaser its respective Note, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Closing Date shall occur on or before _____ __, 2018 (the “Termination Date”). If the Closing is not held on or before the Termination Date, the Company shall cause all Transaction Documents and funds to be returned, without interest or deduction to each of the Company or Purchaser who delivered same to the Escrow Agent.

NO MINIMUM AMOUNT OF NOTES MUST BE SOLD IN ORDER FOR THE COMPANY TO ACCEPT ANY SUBSCRIPTIONS, AND ALL NET PROCEEDS OF THE OFFERING WILL BE IMMEDIATELY AVAILABLE FOR COMPANY PURPOSES UPON CLOSING.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel;

(iii) a Note with a principal amount as set forth on the signature page hereto, registered in the name of such Purchaser;

(iv) the Escrow Agreement duly executed by the Company and Escrow Agent;

(v) a certificate of the Principal Executive Officer and Chief Executive Officer (each as defined in the Exchange Act) of the Company, dated as of the Closing Date, in which such officer shall certify that, to the best of his knowledge, the conditions set forth in Section 2.3(b) have been fulfilled; and

(vi) Officer’s certificate containing (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the other Transaction Documents and the transactions and actions contemplated hereby and thereby, which shall be accompanied by a certificate of the Chief Financial Officer of Company dated as of the Closing Date certifying to the Purchasers that such resolutions were duly adopted and have not been amended or rescinded, and (ii) an incumbency certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying the office of each officer of Company executing this Agreement, or any other agreement, certificate or other instrument executed pursuant hereto.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

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(ii) such Purchaser’s Subscription Amount by wire transfer or as otherwise permitted under the Escrow Agreement, to the Escrow Agent;

(iii) the Escrow Agreement duly executed by such Purchaser; and

(iv) each Purchaser shall execute and return all documents required by the Applicable Laws and the rules and policies of the TSX Venture Exchange delivery on its behalf, including the forms set out in Schedules A to D attached hereto, as applicable, to the Company as the issued and sale of the Securities by the Company to the Purchaser will not be qualified by a prospectus or registration statement.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder to effect the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv) the Company shall have received net proceeds of at least $[______] from its sale of its common stock and warrants upon the terms and conditions set forth in that certain equity term sheet dated _________, and attached hereto as Exhibit E; and

(v) a Purchaser’s Subscription Amount shall have been deposited with the Escrow Agent at least two Business Days prior to the Closing Date.

(b) The respective obligations of a Purchaser hereunder to effect the Closing, unless waived by such Purchaser, are subject to the following conditions being met:

(i) the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) no Event of Default (as defined in the Transaction Documents) shall have occurred under the Transaction Documents;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

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(v) all necessary regulatory approvals being obtained prior to the Closing Date;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the TSX Venture Exchange, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall the Company have issued any variable rate securities, issued any equity or debt securities at a price lower than the purchase price of Notes hereunder or conversion price thereof, or have issued any securities with anti dilution features, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Public Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries relevant to any component of this Agreement as of a relevant time, then such reference shall not be applicable at such time.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign Company or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, adjustment, exchange, reset, exercise or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, equity or other instrument (evidencing Company or Subsidiary equity, debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clause (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court, the TSX Venture Exchange or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, and (ii) the filing of required forms with the TSX Venture Exchange, the BCSC, the OTCQB, and the Commission (if any) and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

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(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. As of the Closing Date, the Company will have reserved its capital stock such number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). The Company has not issued any capital stock since July 31, 2017 other than pursuant to the exercise of employee stock options under the Stock Option Plan, the issuance of shares of Common Stock to employees pursuant to the Stock Option Plan and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report available at OTCQB or as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, employee or incentive stock option plans, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act-Canada, the TSX Venture Exchange the OTCQB, and the Securities Act and the Exchange Act (if applicable) (collectively, “Public Reports”), preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) and registration statements filed with the Commission, the BCSC, OTCQB or the TSX Venture Exchange and available on EDGAR or SEDAR as the case may be on a timely basis or has received a valid extension of such time of filing and has filed any such Public Reports prior to the expiration of any such extension. As of their respective dates, the Public Reports complied in all material respects with the requirements of the Securities Act, the Securities Act-Canada and the Exchange Act, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Public Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission, BCSC or TSX Venture Exchange with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with international financial reporting standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all its reporting requirements under the Securities Act and Exchange Act.

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(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof or on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in public filings made with and available on SEDAR or at the OTC Markets Group, Inc., or TSX Venture Exchange, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to the existing Stock Option Plan as set forth on Schedule 3.1(i). The Company does not have pending before any Canadian or U.S. regulatory agency or Trading Market any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under Applicable Law at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(j) Litigation. Except as set forth in the Public Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Public Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in the Public Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any Canadian or U.S. regulatory agency or Trading Market involving the Company or any current or former director or officer of the Company. No Canadian or U.S. regulatory agency or Trading Market issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary.

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(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Canadian and U.S. federal, provincial, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. To the Company’s knowledge, neither the Company nor any Subsidiary, except as disclosed on Schedule 3.1(l): (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. Except as disclosed on Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property (including domain names) owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(o) Intellectual Property. All of the Company’s and Subsidiary’s Intellectual Property Rights are described in the Public Reports.

(i) The term “Intellectual Property Rights” means:

1.	the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

2.	all patents and patent applications of the Company and each Subsidiary (collectively, “Patents”);

3.	all copyrights in both published works and unpublished works of the Company and each Subsidiary (collectively, “Copyrights”); and

4.	all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii) Agreements. Except as set forth in the Public Reports, there are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii) Know-How Necessary for the Business. Except as set forth in the Public Reports, the Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or as represented, in writing, to the Purchaser to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all Liens, and adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. Except as set forth on Schedule 3.1(o), the Company owns no Patents and has no patents pending. The Company and the Subsidiaries have, or have rights to use, all Patents necessary or required for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Patents has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Patents violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Patents are enforceable and there is no existing infringement by another Person of any of the Patents. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(v) Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) Copyrights. The Company owns no Copyrights.

(vii) Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed in the Public Reports.

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(r) Intentionally omitted.

(s) Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents except as set forth on Schedule 3.1(s). The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except for the Purchasers and as set forth in the Public Reports.

(v) Reporting Company/Shell Company. The Company has no reason to believe that it will not in the year following the Closing Date continue to be in compliance with all listing and reporting requirements applicable to the Company as of the Closing Date. As of the Closing Date, the Company is not a “shell company” (as defined in Rule 405 of the Securities Act) and has never been a “shell company”.

(w) Application of Takeover Protections. The Company and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) and the laws of the British Columbia that are or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated, or (iii) any other Applicable Law. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all Canadian and United States federal, provincial, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(cc) Accountants and Lawyers. The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2017. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.16 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

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(ff) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(gg) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(hh) Stock Option Plan. To the knowledge of the Company, each stock option granted by the Company under the Stock Option Plan was granted (i) in accordance with the terms of such Stock Option Plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under IFRS and Applicable Law. No stock option granted under the Stock Option Plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(kk) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ll) Indebtedness and Seniority. As of the date hereof, all Indebtedness and Liens of the Company and the principal terms thereof are set forth on Schedule 3.1(ll). Except as set forth on Schedule 3.1(ll), as of the Closing Date, no Indebtedness or other equity of the Company is or will be senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

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(mm) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(nn) Manufacturing Regulatory Matters. The Company and its Subsidiaries have complied in all material respects with all statutes and regulations related to the research, manufacture and sale of its products to the extent applicable to the Company’s and its Subsidiaries’ activities. Items manufactured or under investigation by the Company and its Subsidiaries comply with all applicable manufacturing practices regulations and other requirements established by government regulators in the jurisdictions in which the Company or its Subsidiaries manufacture their products. Except as disclosed in the Public Reports, the Company is not and its Subsidiaries are not the subject of any investigation by any competent authority with respect to the development, testing, manufacturing and distribution of their products, nor has any investigation, prosecution, or other enforcement action been threatened by any regulatory agency. Except as disclosed in the Public Reports, neither the Company nor any of its Subsidiaries has received from any regulatory agency any letter or other document asserting that the Company or any Subsidiary has violated any statute or regulation enforced by that agency with respect to the development, testing, manufacturing and distribution of their products. To the Company’s knowledge, research conducted by or for the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements.

(oo) Other Covered Persons. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(pp) No Outstanding Variable Priced Equity Linked Instruments. As of the Closing Date, the Company will not have outstanding nor issuable any Variable Priced Equity Linked Instruments, nor any debt or equity with anti-dilution, ratchet or reset rights.

(qq) Listing and Maintenance Requirements. The Common Stock is listed on the TSX Venture Exchange under the symbol BCT.V and on the OTCQB under the symbol BCTXF. The Company has not, since December 31, 2015, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

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(rr) Pharmaceutical. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all Applicable Laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ss) Survival. The foregoing representations and warranties shall survive the Closing.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

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(b) Understandings or Arrangements. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in NI 45-106 and/or Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit E (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Purchaser is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(d) Canadian Private Placement Provision. The Purchaser’s ability to transfer the Notes, Warrants and Note Shares and Warrant Shares is limited by, among other things, the Canadian securities laws and the policies of the Toronto Venture Exchange. In particular, the Purchaser acknowledges having been informed that the Notes and Warrants, and any Warrant Shares issued upon exercise of the Warrants or conversion of the Notes, are subject to resale restrictions under National Instrument 45-102 Resale of Securities (“NI 45-102”) and may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Notes and Warrants, unless a statutory exemption is available or a discretionary order is obtained from the BCSC allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution”, as that term is defined in NI 45-102. If the Purchaser is not resident in Canada, additional resale restrictions may apply under other Applicable Law. In addition, the policies of the TSX Venture Exchange may require that the Shares, Warrants and any Warrant Shares issued upon exercise of the Warrants or upon conversion of the Notes, not be sold or otherwise disposed of for a period of not less than four months from the Closing Date. if the Purchaser is resident in Canada, the Purchaser (or if applicable, any beneficial purchaser for whom you are contracting hereunder) is eligible to purchase the Purchased Shares pursuant to an exemption from the prospectus requirements of Securities Laws, and the Purchaser has completed, executed and delivered to the Company Schedule C (and Appendix A and, if required, Appendix B to Schedule) indicating that the Purchaser (or if applicable, any beneficial purchaser for whom you are contracting hereunder) fits within one of the prospectus exemption categories under Applicable Law as set forth therein, and confirms the truth and accuracy of all representations, warranties and covenants made in such certificate as of the date of this Subscription Agreement and as of the Closing Date;

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(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Information on Company. Such Purchaser has been furnished with or has had access to the EDGAR website of the Commission, SEDAR and OTCQB to the Company’s filings made with the applicable Canadian or U.S. regulatory agency or Trading Market through the tenth business day preceding the Closing Date in which such Purchaser purchases Securities hereunder. Purchasers are not deemed to have any knowledge of any information not included in the Reports unless such information is delivered in the manner described in the next sentence. In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities. Such Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(g) Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

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(i) No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(j) Pre-Existing Relationships. The Purchaser represents and warrants that: (i) the Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Purchaser had a prior substantial pre-existing relationship, the Purchaser is not investing in the Offering in connection with or as a result of any registration statement filed with any Canadian or U.S. regulatory agency or Trading Market by the Company and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Purchaser did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with any U.S. or Canadian regulatory agency or Trading Market in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

(k) Personal Information Protection. The Purchaser and, if the person signing this Subscription is acting as agent for a disclosed principal, such agent acknowledges and consents to the fact that the Company is collecting the Purchaser’s, and, if applicable, such agent’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), for the purpose of completing this Agreement. The Purchaser and, if the person signing this Subscription is acting as agent for a disclosed principal, such agent acknowledges and consents to the Company retaining such personal information for as long as permitted or required by law or business practices. The Purchaser and, if the person signing this Subscription is acting as agent for a disclosed principal, such agent further acknowledges and consents to the fact that the Company may be required by the Securities Laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities or stock exchanges with any personal information provided by the Purchaser or, if applicable, such agent in this Agreement. The Purchaser and, if the person signing this Subscription is acting as agent for a disclosed principal, such agent represents and warrants that they have the authority to provide the consents and acknowledgements set out in this paragraph. In addition to the foregoing, the Purchaser and, if the person signing this Subscription is acting as agent for a disclosed principal, such agent acknowledges and agrees that the Company and its professional advisors and agents may use and disclose the Purchaser’s and, if applicable, such agent’s personal information, and consents thereto, as follows: (i) for internal use with respect to managing the relationships between and contractual obligations of the Company and the Purchaser; (ii) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to the Canada Revenue Agency; (iii) disclosure to stock exchanges and securities regulatory authorities and other regulatory bodies having jurisdiction with respect to approval or acceptance for - 11 - filing of the Offering, reports of trades and similar stock exchange or regulatory filings including, without limiting the generality of the foregoing, disclosure to the TSX Venture Exchange pursuant to the Private Placement Notice Form (Exchange Form 4B) to be filed by the Company in respect of the Offering and the collection, use and disclosure thereof by the Exchange for the purposes described in Exhibit I or as otherwise identified by the Exchange from time to time; (iv) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (v) disclosure to professional advisors of the Company in connection with the performance of their professional services; (vi) disclosure to any person where such disclosure is necessary for legitimate business reasons; (vii) disclosure to a court determining the rights of the parties under this Agreement; or (viii) for use and disclosure as otherwise required or permitted by law.

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(l) Prospectus Exemptions The issue and sale of the Securities by the Company to the Purchaser is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Securities or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or delivering an offering memorandum or similar document.

The Purchaser acknowledges and agrees that:

(i) it has been independently advised as to or are aware of the restrictions with respect to trading in, and the restricted period or statutory hold period applicable to, the Securities imposed by the Securities Laws of the jurisdiction in which you reside or to which you are subject and by the policies of the Stock Exchange, that a suitable legend or legends will be placed on the certificates representing the Notes and Warrants and, if necessary, the shares underlying the Notes and Warrants to reflect the applicable restricted period and statutory hold period to which the Notes and Warrants and, if applicable, the shares underlying the Notes and Warrants are subject;

(ii) it has not received or been provided with a prospectus, registration statement, offering memorandum (within the meaning of the Applicable Law) or any document purporting to describe the business and affairs of the Company which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Securities; and that its decision to enter into this Agreement and to purchase the Securities from the Company is based entirely upon publicly available Information concerning the Company (other than the representations and warranties made by the Company in this Agreement), and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Company;

(iii) there are risks associated with the purchase of the Securities, including, but not limited to, the risk factors described in the Information and the Purchaser may lose his, her or its entire investment;

(iv) it acknowledges that it has had such opportunity as you have deemed adequate to conduct all due diligence investigations regarding the business, financial position, condition and prospects of the Company as is necessary to permit it to evaluate the merits and risks of its investment in the Securities;

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(v) the Purchaser is solely responsible for obtaining such tax, investment, legal and other professional advice as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing, the Company’s counsel is acting solely as counsel to the Company and not as counsel to the Purchaser;

(vi) as a consequence of the sale being exempt from the prospectus requirements of the Applicable Law:

(vii) certain protections, rights and remedies provided by the Applicable Law, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to it;

(viii) the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(ix) it may not receive information that would otherwise be required to be given under the Applicable Law;

(x) the Company is relieved from certain obligations that would otherwise apply under the Applicable Law;

(xi) there is no government or other insurance covering the Securities;

(xii) no Person has made any written or oral representation to it:

(xiii) that any Person will resell or repurchase the Notes, Warrants or shares underlying the Notes and Warrants;

(xiv) that any Person will refund the Purchase Price;

(xv) as to the future price or value of the shares underlying the Notes and Warrants; and

(xvi) the Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications, or other form of advertisement (including the electronic display such as the Internet) with respect to the distribution of the Notes and Warrants.

(m) The funds representing the aggregate Purchase Price in respect of the Securities which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph the “PCMLTFA”) and you acknowledge that the Company may in the future be required by law to disclose the name of the Purchaser and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of your knowledge (a) none of the subscription funds provided by the Purchaser (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to you and, (b) you will promptly notify the Company if you discover that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

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(n) You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the fact that the Company is collecting your personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, that of each beneficial purchaser for whom you are contracting hereunder, for the purpose of completing this Agreement. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, acknowledge and consent to the Company retaining such personal information for as long as permitted or required by law or business practices. You, on your own behalf and, if applicable, on behalf of each beneficial purchaser for whom you are contracting hereunder, further acknowledge and consent to the fact that the Company may be required by applicable Securities Laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities with any personal information provided under this Agreement. You represent and warrant, as applicable, that you have the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom you are contracting hereunder. In addition to the foregoing, you agree and acknowledge that the Company, as the case may be, may use and disclose your personal information, or that of each beneficial purchaser for whom you are contracting hereunder, as follows:

(i)	for internal use with respect to managing the relationships between and contractual obligations of the Company, and you or any beneficial purchaser for whom you are contracting hereunder;

(ii)	for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)	for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(iv)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)	for disclosure to professional advisers of the Company in connection with the performance of their professional services;

(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent;

(vii)	for disclosure to a court determining the rights of the parties under this Agreement; or

(viii)	for use and disclosure as otherwise required or permitted by law; and

(n)	Survival. The foregoing representations and warranties shall survive the Closing.

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The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Disposition of Securities. The Securities may only be disposed of in compliance with provincial, state and federal securities laws in Canada or the United States, as the case may be. In connection with any transfer of Securities other than pursuant to an effective registration statement or NI 45-106 and/or Rule 144 or NI 45-102, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company, at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the other Transaction Documents.

(b) Legend.

(i) Canadian Provisions. The Purchaser acknowledges that a legend will be endorsed on the certificates representing the Shares and Warrants and, if any Warrants are exercised prior to the expiry of the statutory or any applicable Exchange imposed resale restrictions, a legend will be endorsed on the certificates representing the Warrant Shares, to the effect that the securities represented thereby are subject to a hold period and may not be traded until the expiry thereof except as permitted by Applicable Law and the policies of the Exchange. In particular, the Purchaser acknowledges that the certificates representing the Underlying Shares and Warrants and, if any Warrants are exercised prior to the expiry of the statutory or any applicable Exchange imposed resale restrictions, the Warrant Shares shall bear a legend or legends substantially in the following form and with the information completed: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].” and, (a) if the Purchaser is: (i) a director, officer or “Promoter” (as defined in the Policies of the Exchange) of the Company; or (ii) a “Person” (as defined in the Policies of the Exchange) holding securities carrying more than 10% of the voting rights attached to the Company’s securities both immediately before and after the Offering, and who has elected or appointed or has the right to elect or appoint one or more directors or “senior officers” (as defined in the Policies of the Exchange) of the Company, or (b) if the FT Shares are issued at a price that is at a discount of more than 10% to the “Market Price” (as defined in the Policies of the Exchange): “WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [for Warrant certificates add, AND ANY SECURITIES ISSUED ON THE EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE,] MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

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(ii) U.S. Provisions. The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) Pledge. The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and, to our knowledge, no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d) Legend Removal. Certificates evidencing the Underlying Shares shall not contain any legend (“Unlegended Shares”) (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to NI 45-106 and/or Rule 144 or NI 45-102, (iii) if such and Underlying Shares are eligible for sale under NI 45-106 and/or Rule 144 or NI 45-102, without the requirement for the Company to be in compliance with the current public information required under NI 45-106 and/or Rule 144 or NI 45-102 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of any agency or Trading Market with regard to Applicable Law). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any Notes are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under NI 45-106 and/or Rule 144 or NI 45-102 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or NI 45-102 then such Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than ten Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Company shall use reasonable best efforts to deliver such shares within three (3) Trading Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

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(e) Legend Removal Default. In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the highest of the actual purchase price or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f) DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(g) Injunction. In the event a Purchaser shall request delivery of Unlegended Shares as described in this Section 4.1 and the Company is required to deliver such Unlegended Shares, the Company may not refuse to deliver Unlegended Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greatest of (i) 120% of the amount of the aggregate purchase price of the Underlying Shares to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

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(h) Buy-In. In addition to any other rights available to Purchaser, if the Company fails to deliver to a Purchaser Unlegended Shares as required pursuant to this Agreement and after the Legend Removal Date the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(i) Plan of Distribution. Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to file all current and periodic reports required to be filed in conjunction with all Applicable Law and the TSX Venture Exchange.

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(b) At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with NI 45-106 and/or Rule 144(c)(2) and otherwise without restriction or limitation pursuant to NI 45-106 and/or Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under NI 45-106 and/or Rule 144(c)or subparagraph (a) above (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate principal amount of Notes and accrued interest thereon and purchase price of Warrant Shares held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer Underlying Shares pursuant to NI 45-106 and/or Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction or to effectuate such other transaction unless shareholder approval is obtained before the earlier of the closing of such subsequent transaction or effectuation of such other transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day of the Closing Date, issue a Press Release. A copy of the Press Release is annexed hereto as Exhibit E. From and after the issuance of the Press Release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with any Canadian or U.S. regulatory agency or Trading Market unless the name of such Purchaser is already included in the body of the Transaction Documents, without the prior written consent of such Purchaser.

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4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Offering hereunder substantially for the purposes set forth on Schedule 4.9 hereto and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt except as disclosed on Schedule 4.9 (other than payment of trade payables in the ordinary course of the Company’s business and consistent with prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations and any analogous Canadian laws.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its material representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

(c) The Company shall prior to each Closing, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company will take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until the later of (i) at least five years after the last Closing Date, and (ii) for so long as the Notes or Warrants are outstanding, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market at least until five years after the last Closing Date and for so long as the Notes and Warrants are outstanding. In the event the aforedescribed listing is not continuously maintained for five years after the last Closing Date and for so long as Notes or Warrants are outstanding (a “Listing Default”), then in addition to any other rights the Purchasers may have hereunder or under Applicable Law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate outstanding Note principal and accrued interest, conversion price of Conversion Shares and purchase price of Warrant Shares held by such Purchaser or which may be acquired upon exercise of Warrants on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

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4.12 Filings. The Company agrees to timely all reports required under Applicable Securities Laws. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at a Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13 Subsequent Equity Sales. From the date hereof until such time as the Notes or Warrants are no longer outstanding, the Company will not, without the consent of a Majority in Interest, have or allow to be outstanding, nor enter into any Equity Line of Credit or similar agreement, issue or agree to issue floating or Variable Priced Equity Linked Instruments, issue any securities with a conversion or exercise price lower than the conversion price of the Notes then in effect, nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, a “Variable Rate Transaction”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or Common Stock Equivalents or any of the foregoing at a price that can be reduced either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or upon the issuance of any debt, equity or Common Stock Equivalent, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual net cash amount received by the Company in consideration of the original issuance of such convertible instrument.

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered on a ratable basis to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on such Purchaser’s behalf or pursuant to any understanding with such Purchaser will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with Applicable Law from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release, and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the filing of the press release. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16 Reserved.

4.17 Purchaser’s Exercise Limitations. The Company shall not effect any exercise of the rights granted in Section 4.25 of this Agreement, and a Purchaser shall not have the right to exercise any portion of such rights granted in Section 4.25 to the extent that after giving effect to such exercise, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined in the Note), applied in the manner set forth in the Note. In such event the right by Purchaser to benefit from such rights or receive shares in excess of the Beneficial Ownership Limitation shall be held in abeyance until such times as such excess shares shall not exceed the Beneficial Ownership Limitation.

4.18 Maintenance of Property/Insurance. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted and insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the businesses of the Company and Subsidiary. From and after the Closing Date and for so long as any Securities are held by a Purchaser, the Company will maintain directors and officers insurance coverage at least equal to the aggregate Subscription Amount.

4.19 Preservation of Corporate Existence. The Company and each Subsidiary shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign Company in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.20 DTC Program. At all times that Notes or Warrants are outstanding, the Company shall employ as the transfer agent for its Common Stock and Underlying Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock and Underlying Shares to be transferable pursuant to such program.

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4.21 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.22 Most Favored Nation Provision. From the date hereof and for so long as a Purchaser holds any Securities, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents, if a Purchaser then holding outstanding Securities reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchasers hereunder, upon notice to the Company by such Purchaser within five (5) Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms or conditions. This Section 4.22 shall not apply with respect to an Exempt Issuance. The Company shall provide each Purchaser with notice of any such issuance or sale not later than ten (10) Trading Days before such issuance or sale.

4.23 Indebtedness. For so long as any Securities is outstanding, the Company will not incur any Indebtedness other than Permitted Indebtedness, without the consent of the Majority in Interest.

4.24 Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein or in the Public Reports.

4.25 Participation in Future Financing.

(a) From the date hereof until the date that is the 12 month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least ten(10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing with terms (“Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

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(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such second (2nd) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Subsequent Financing Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Subsequent Financing Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 5.24 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 5.24.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 5.24, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(g) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h) Notwithstanding anything to the contrary in this Section 5.24 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

4.26 Duration of Undertakings. Unless otherwise stated in this Article IV, all of the Company’s undertakings, obligations and responsibilities set forth in Article IV of this Agreement shall remain in effect for so long as any Securities remain outstanding.

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ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before ______ __, 2018; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. At the Closing, the Company has agreed to pay G&M for the legal fees in connection with the Closing in the amount of U.S. $20,000; $10,000 already paid and $10,000 to be paid at Closing. The Company shall also pay the due diligence fee described on Schedule 3.1(s) to the intended recipient thereof. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall reimburse Purchasers for all expenses incurred in connection with UCC, lien, judgment, tax and similar searches conducted in connection with the Offering. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: BriaCell Theraeputics Corp., Suite 300 – 235 15th Street, West Vancouver, British Columbia, V7T 2X1, Attn: _______, fax: (323) 704-3255, with a copy by fax only to: ________, Esq., Fax: _____________D, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, fax: (212) 697-3575.

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5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Securities then outstanding, which must include Alpha Capital Anstalt so long as Alpha Capital Anstalt holds Notes with an aggregate principal amount of at least $100,000 (the “Majority in Interest”), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. Whenever the term “consent of the Purchasers” or a similar term is employed herein, it shall mean the consent of a Majority in Interest. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings; Dollar Amounts. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. All dollar amounts are in CDN$ unless otherwise specified herein.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Following a Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.16 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under Applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Closing Date thereof forward, unless such application is precluded by Applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. In the event circumstances do not enable or allow the Company to fulfill its obligation in full to all Purchasers, then the Company shall fulfill its obligations to multiple Purchasers having the same rights, pro rata to each such affected Purchaser’s Subscription Amount actually delivered to the Company.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

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5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22 Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, Note Conversion Prices, Warrant Exercise Prices and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, Note and Warrants.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BRIACELL THERAEPUTICS CORP.		Address for Notice:

By:
Name:
Title:	President and Chief Executive Officer

With a copy to (which shall not constitute notice): Fax:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGE TO BRIACELL THERAEPUTICS CORP.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______ _________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

State of Residence of Purchaser: _________________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Note principal amount:

Warrants:

EIN Number, if applicable, will be provided under separate cover.

Date: ___________________________

[SIGNATURE PAGES CONTINUE]

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SCHEDULE	TITLE
Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Escrow Agreement
Exhibit D	Form of Press Release
Exhibit E	Equity Term Sheet
Schedule A	Information Sheet
Schedule B	Registration and Delivery Instructions
Schedule C	Accredited Investor Questionnaire
Schedule D	Certification of U.S. Purchaser
Schedule 3.1(a)	Subsidiaries
Schedule 3.1(g)	Capitalization
Schedule 3.1(h)	Reports; Financial Statements
Schedule 3.1(i)	Material Changes; Undisclosed Events, Liabilities or Developments
Schedule 3.1(l)	Compliance
Schedule 3.1(n)	Title to Assets
Schedule 3.1(o)	Patents
Schedule 3.1(s)	Certain Fees
Schedule 3.1(z)	Solvency
Schedule 3.1(v)	Litigation
Schedule 3.1(cc)	Accountants and Lawyers
Schedule 3.1(ll)	Indebtedness and Seniority
Schedule 4.9	Use of Proceeds

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EXHIBIT A

FORM OF NOTE

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EXHIBIT B

FORM OF WARRANT

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EXHIBIT C

ESCROW AGREEMENT

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EXHIBIT D

FORM OF PRESS RELEASE

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EXHIBIT E

EQUITY TERM SHEET

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SCHEDULE A

INFORMATION SHEET

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SCHEDULE B

REGISTRATION AND DELIVERY INSTRUCTIONS

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SCHEDULE C

ACCREDITED INVESTOR QUESTIONNAIRE

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SCHEDULE D

CERTIFICATION OF U.S. PURCHASER

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SCHEDULE 3.1(a)

SUBSIDIARIES

1. BriaCell Therapeutics Corp. (Delaware incorporated)

2. Sapientia Pharmaceuticals, Inc. (Delaware incorporated)

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SCHEDULE 3.1(g)

CAPITALIZATION

[Note – under review by the Company]

Common Shares held by Directors of the Company:

Dr. Saeid Babaei	345,225
Mr. Rahoul Sharan	1,472,839
Dr. William V. Williams	5,680,525
Dr. Charles Wiseman	13,381,287

Stock Options held by Directors of the Company:

Dr. William Williams 632,000 at an exercise price of C$0.21 expiring on November 1, 2019

Warrants held by Directors of the Company:

As of the date hereof, 114,506,003 Common Stock of the Company are issued and outstanding.

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SCHEDULE 3.1(h)

REPORTS; FINANCIAL STATEMENTS

The Company is a reporting issuer in the provinces of British Columbia and Alberta and all interim and audited annual financial statements can be found on the Company’s issuer profile at www.sedar.com

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SCHEDULE 3.1(i)

MATERIAL CHANGES; UNDISCLOSED EVENTS, LIABILITIES OR DEVELOPMENTS

None.

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SCHEDULE 3.1(l)

COMPLIANCE

None.

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SCHEDULE 3.1(n)

TITLE TO ASSETS

None.

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SCHEDULE 3.1(o)

PATENTS

BriaCell Therapeutics Corp.

1.	SV-BR-1-GM, a whole-cell targeted immunotherapy for cancer (US Patent No.7674456).

Sapientia Pharmaceuticals, Inc.

1.	U.S. Provisional Application No. 61/703,081 entitle “PKC Delta Inhibitors for use as Therapeutics” filed 19 September 2012.

2.	International Application No. PCT/US2013/60638 entitled “PKC Delta Inhibitors for use as Therapeutics” filed 19 September 2013.

3.	U.S. Patent No. 9,364,460 entitled “PKC Delta Inhibitors for use as Therapeutics” issued 14 June 2016.

4.	U.S. Patent Application No. 15/148,420 entitled “PKC Delta Inhibitors for use as Therapeutics” filed 06 May 2016.

5.	U.S. Patent Application No. 15/425,381 entitled “PKC Delta Inhibitors for use as Therapeutics” filed 06 February 2017.

6.	EP Patent Application No. 13839158.6 “PKC Delta Inhibitors for use as Therapeutics” filed 25 March 2015.

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SCHEDULE 3.1(s)

CERTAIN FEES

[ED TO PROVIDE]

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SCHEDULE 3.1(z)

SOLVENCY

None.

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SCHEDULE 3.1(v)

LITIGATION

None.

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SCHEDULE 3.1(cc)

ACCOUNTANTS AND LAWYERS

Accountants:

MNP LLP

50 Burnhamthorpe Road West, Suite 900

Mississauga, Ontario L5B 3C2

Lawyers:

Bennett Jones LLP

3400 One First Canadian Place, P.O. Box 130

Toronto, Ontario M5X 1A4

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SCHEDULE 3.1(ll)

INDEBTEDNESS AND SENIORITY

None.

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SCHEDULE 4.9

USE OF PROCEEDS

To finance the Company’s Phase-2a clinical trial; (ii) to finance the Company’s pursuit of other research opportunities; and (iii) for working capital and general corporate purposes.

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Schedule A

INFORMATION SHEET

Information to be completed by the Purchaser:

A.	Registrsation Form

The Purchaser, if not an individual, either [check appropriate box]:

[ ]	has previously filed with the TSX Venture Exchange (the “Exchange”) a Form 4C, Corporate Placee Registration Form, represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date hereof; or

[ ]	hereby delivers a completed Form 4C, Corporate Placee Registration Form, in the form attached as Appendix A to this Schedule B to the Company for filing with the Exchange.

B.	Present Ownership of Securities

The Purchaser either [check appropriate box]:

[ ]	does not own, directly or indirectly, or exercise control or direction over, any common shares of the Company or securities convertible into common shares of the Company; or

[ ]	owns, directly or indirectly, or exercises control or direction over, ____________ outstanding common shares of the Company and convertible securities entitling the Purchaser to acquire additional common shares of the Company which, if converted, in the aggregate would represent ______________ common shares of the Company.

C.	Insider Status

The Purchaser either [check appropriate box]:

[ ]	is an “Insider” of the Company as defined in the policies of the Exchange:

(a)	a director or senior officer of the Company;
(b)	a director or senior officer of a company that is itself an insider or subsidiary of the Company;
(c)	a person that beneficially owns or controls, directly or indirectly, voting shares of the Company carrying more than 10% of the voting rights attached to all outstanding voting shares of the Company; or
(d)	the Company itself if it holds any of its own securities.

[ ]	is not an Insider of the Company.

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D.	Member of “Pro Group”

The Purchaser either [check appropriate box]:

[ ]	is a Member of the “Pro Group” as defined in the Rules of the Exchange, as follows:

	(a)	subject to subparagraphs (b), (c) and (d), either individually or as a group:

		(i)	the member (i.e. a member of the TSX Venture Exchange under the Exchange requirements);

		(ii)	employees of the member;

		(iii)	partners, officers or directors of the member;

		(iv)	affiliates of the member; and

		(v)	associates of any parties referred to in subparagraphs (i) through (iv);

	(b)	the Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm’s length to the member;

	(c)	the Exchange may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm’s length of the member;

	(d)	the Exchange may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (a) to be excluded from the Pro Group where the Exchange determines that:

		(i)	the person is an affiliate or associate of the member acting at arm’s length of the member;

		(ii)	the associate or affiliate has a separate corporate and reporting structure;

		(iii)	there are sufficient controls on information flowing between the member and the associate or affiliate; and

		(iv)	the member maintains a list of such excluded persons; or

[ ]	is not a member of the Pro Group.

Appendix A to Schedule A

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name:

(b)	Complete Address:

(c)	Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)?

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)	it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

*If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

App. A Sch. A - 2

5.	Acknowledgement - Personal Information and Securities Laws

(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at _________________________________________ on _______________________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature

appears above)

THIS IS NOT A PUBLIC DOCUMENT

Schedule B

REGISTRATION AND DELIVERY INSTRUCTIONS

1.	Delivery: Please deliver the certificates representing the Securities to:

Name

Account reference, if applicable

Contact name

Address, including postal code

Telephone number

2.	Registration: The certificates representing the Securities which are to be delivered at Closing should be registered as follows:

Name

Account reference, if applicable

Address, including postal code

Words and terms herein with the initial letter or letters thereof capitalized and defined in the Agreement shall have the meanings given to such capitalized words and terms in the Agreement.

Schedule C

ACCREDITED INVESTOR CERTIFICATE

TO: BRIACELL THERAPEUTICS CORP.

In connection with the purchase of Notes and Warrants (the “Purchased Securities”) of BriaCell Therapeutics Corp. (the “Company”), the undersigned hereby represents, warrants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

ALL SUBSCRIBERS PURCHASING UNDER THE “ACCREDITED INVESTOR” EXEMPTION

1.	the Purchaser is purchasing the Purchased Securities as principal or is deemed under National Instrument 45-106 - Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) to be purchasing the Purchased Securities as principal; and

2.	the Purchaser is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix “A” to this certificate (THE PURCHASER MUST ALSO INITIAL OR PLACE A CHECK-MARK ON THE APPROPRIATE LINE IN APPENDIX A ATTACHED TO THIS CERTIFICATE); and

3.	upon execution of this Schedule “C” by the Purchaser, this Schedule “C” shall be incorporated into and form part of the Subscription Agreement to which this Schedule “C” is attached.

The above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and the undersigned acknowledges that they will survive the completion of the issue of the Purchased Securities.

The undersigned acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Purchaser as a purchaser of the Purchased Securities and that this certificate is incorporated into and forms part of the Subscription Agreement for the Purchased Securities and the undersigned undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.

[Signature page follows]

Dated: ____________________, 2018.

Print name of Purchaser (or person signing as agent)

By:
Signature

Title

(please print name of individual whose signature appears above, if different from name of Purchaser or agent printed above)

Appendix “A” to Schedule C

Accredited Investor - (defined in NI 45-106) means:

(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or	[ ]
(ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan Company, trust company, trust Company, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);	[ ]
(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;	[ ]
(d)	a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));	[ ]
(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);	[ ]
(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);	[ ]
(f)	the Government of Canada or a jurisdiction of Canada, or any crown Company, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;	[ ]
(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;	[ ]
(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;	[ ]
(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;	[ ]
(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;
	[The Purchaser is required to complete and sign Appendix “B” to Schedule D.]	[ ]
(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;	[ ]
(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;
	[The Purchaser is required to complete and sign Appendix “B” to Schedule D.]	[ ]
(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; [The Purchaser is required to complete and sign Appendix “B” to Schedule D.]	[ ]
(m)	a person, other than an individual or an investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;	[ ]

App. A Sch. C - 2

(n)	an investment fund that distributes or has distributed its securities only to:	[ ]

(i) a person that is or was an accredited investor at the time of the distribution;

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment), or 2.19 (Additional investment in investment funds) of NI 45-106; or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106;

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;	[ ]
(p)	a trust company or trust Company registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust Company, as the case may be;	[ ]
(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;	[ ]
(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;	[ ]
(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;	[ ]
(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;	[ ]
(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;	[ ]
(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or	[ ]
(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.	[ ]
(x)	in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).	[ ]

***If checking this category (x), please provide a description of how this requirement is met.

NOTE:	The investor must initial or place a check-mark beside the portion of the above definition applicable to the investor and, if the investor has placed a check mark beside any of (j), (k) or (l), the investor must also complete sign and return the Form 45-106F9 - Form for Individual Accredited Investors attached as Appendix “B” to this Schedule C.

App. A Sch. C - 3

For the purposes hereof:

(i)	“Canadian financial institution” means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

	(ii)	a bank, loan Company, trust company, trust Company, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(ii)	“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Québec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(iii)	“eligibility adviser” means

	(i)	a person that is registered as an Investment Dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

	(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

		(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(iv)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

	(iv)	performing a policy-making function in respect of the issuer;

App. A Sch. C - 4

(v)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(vi)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(vii)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(viii)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(ix)	“person” includes

	(i)	an individual,

	(ii)	a Company,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(x)	“related liabilities” means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets.

(xi)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(xii)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

App. A Sch. C - 5

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is the subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if

	(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

	(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

	(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian dollars

Appendix "B" to Schedule C

Form 45-106F9

Form for Individual Accredited Investors

WARNING!
This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
1. About your investment	
Type of securities: Notes and Warrants	Issuer: BriaCell Therapeutics Corp.
Purchased from: Issuer	
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER	
2. Risk acknowledgement	
This investment is risky. Initial that you understand that:	**Your initials**
Risk of loss – You could lose your entire investment of $__________________. *[Instruction: Insert the total dollar amount of the investment.]*	
Liquidity risk – You may not be able to sell your investment quickly – or at all.	
Lack of information – You may receive little or no information about your investment.	
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.	
3. Accredited investor status	
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	**Your initials**
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

App. B Sch. C - 2

• Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.	
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.	
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)	

4. Your name and signature

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and last name (please print):	
Signature:	Date:

SECTION 5 TO BE COMPLETED BY THE SALESPERSON

5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling securityholder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):	
Telephone:	Email:
Name of firm (if registered):	

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6. For more information about this investment

BriaCell Therapeutics Corp.
3rd Floor Bellevue Center
235-15th Street
West Vancouver, British Columbia V7T 2X1
Canada

Attention: Dr. William Williams, Chief Executive Officer
Facsimile: (604) 921-1898
Email: williams@briacell.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Schedule D

CERTIFICATION OF U.S. PURCHASER

TO: BRIACELL THERAPEUTICS CORP. (the “Issuer”)

RE: SUBSCRIPTION FOR SECURITIES OF THE ISSUER

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Subscription Agreement to which this Schedule D is attached. In the event of a conflict between the terms of this certification and such Subscription Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Subscription Agreement to which this Schedule E is attached, the undersigned Purchaser covenants, represents and warrants to the Issuer that:

(a)	It is (i) a U.S. Person or a person in the United States and (ii) authorized to consummate the purchase of the Purchased Securities.

(b)	The Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Purchased Securities, including access to the Issuer’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Purchaser’s satisfaction.

(c)	It is purchasing the Purchased Securities for its own account or for the account or benefit of one or more persons for whom it is exercising sole investment discretion (a “Beneficial Purchaser”), for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Purchased Securities has any intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that this paragraph shall not restrict the Purchaser from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(d)	The address of the Purchaser set out on the execution pages of the Subscription Agreement is the true and correct principal address of the Purchaser and can be relied on by the Issuer for the purposes of state blue-sky laws and the Purchaser has not been formed for the specific purpose of purchasing the Securities.

(e)	It understands (i) the Securities and any Warrant Shares issuable upon exercise of the Warrants have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and will be “restricted securities”, as defined in NI 45-106 and/or Rule 144 under the Securities Act; (ii) the sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance upon Rule 506(b) of Regulation D and/or section 4(a)(2) under the Securities Act; and (iii) subject to certain exceptions provided under the Securities Act, the Purchased Securities and the Warrant Shares may not be transferred or exercised in the United States or by or on behalf of a U.S. Person unless such Securities or the Warrant Shares, as applicable, are registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.

D - 2

(f)	it, and, if applicable, each Beneficial Purchaser for whose account it is purchasing the Securities, is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act and satisfies one or more of the categories of an accredited investor, as indicated below (the Purchaser must initial “SUB” for the Purchaser, and “BP” for each Beneficial Purchaser, if any, on the appropriate line(s)):

1. Initials _______	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or
2. Initials _______	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or
3. Initials _______	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or
4. Initials _______	An insurance company as defined in Section 2(13) of the Securities Act; or
5. Initials _______	An investment company registered under the United States Investment Company Act of 1940; or
6. Initials _______	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or
7. Initials _______	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or
8. Initials _______	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or
9. Initials _______	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors; or
10. Initials _______	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or
11. Initials _______	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a Company, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of US$5,000,000; or
12. Initials _______	Any director or executive officer of the Issuer; or
13. Initials _______	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; provided, however, that (i) person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

D - 3

14. Initials _______	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
15. Initials _______	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or
16. Initials _______	Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

(g)	The Purchaser has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine, the internet or similar media or broadcast over radio or television or the internet, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)	If the Purchaser decides to offer, sell or otherwise transfer any of the Purchased Securities or the Warrant Shares, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

(i)	the sale is to the Issuer;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

(iii)	the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by (a) NI 45-106 and/or Rule 144 or (b) NI 45-106 and/or Rule 144A thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv)	the securities are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

and, in the case of each of (iii)(a) and (iv) it has prior to such sale furnished to the Issuer an opinion of counsel reasonably satisfactory to the Issuer stating that such transaction is exempt from registration under applicable securities laws and that the legends referred to in paragraph (j) below may be removed.

(i)	It acknowledges that it has not purchased the Purchased Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Rule 902(c) of Regulation S under the Securities Act) in the United States in respect of the Purchased Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Securities or the Warrant Shares.

D - 4

(j)	The certificates representing the Unit Shares issued hereunder and any Warrant Shares issued upon exercise of the Warrants, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the Securities Act or applicable state securities laws, will bear, on the face of such certificate, the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “Securities Act”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BRIACELL THERAPEUTICS CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES, IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE Securities Act AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE Securities Act PROVIDED BY NI 45-106 AND/OR RULE 144 UNDER THE Securities Act, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE Securities Act OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.”

provided, that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legends set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix A attached hereto (or in such other forms as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Common Shares, are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.It understands and agrees that the Warrants may not be exercised in the United States or by or on behalf of a U.S. person or a person in the United States unless registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer to such effect, and that certificates representing the Warrants will bear a legend to the following effect in addition to the legend stated in clause (l) of this Certificate of U.S. Purchaser:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) NI 45-106 AND/OR RULE 144 THEREUNDER, IF AVAILABLE, OR (2) NI 45-106 AND/OR RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE TRANSFER AGENT AND REGISTRAR OF THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND REGISTRAR OF THE COMPANY AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

D - 5

(k)	It understands and agrees that there may be material tax consequences to the Purchaser of an acquisition, disposition or exercise of any of the Purchased Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Securities; in particular, no determination has been made whether the Issuer will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code.

(l)	It understands and acknowledges that the Issuer is incorporated outside the United States. Consequently, it may be difficult to provide service of process on the Issuer and it may be difficult to enforce any judgment against the Issuer.

(m)	It understands and agrees that the financial statements of the Issuer have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(n)	It consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this certification and the Subscription Agreement.

(o)	It understands and acknowledges that the Issuer is not obligated to remain a “foreign issuer” (as defined in Rule 902(e) of Regulation S).

(p)	It understands, that the funds representing the Aggregate Purchase Price which will be advanced by the Purchaser to the Issuer hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Purchaser acknowledges that the Issuer may in the future be required by law to disclose the Purchaser’s name and other information relating to the subscription agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Aggregate Purchase Price to be provided by the Purchaser (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Purchaser, and it shall promptly notify the Issuer if the Purchaser discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith.

(q)	It has no intention to distribute, and shall not transfer, either directly or indirectly, any of the Securities to any person within the United States or to U.S. persons except pursuant to an effective registration statement under the Securities Act, or an exemption therefrom.

Dated ____________________, 2018.

X _____________________________________________
Signature of individual (if Purchaser is an individual)

X _____________________________________________
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to Schedule D

CERTIFICATE OF U.S. PERSON

Form of Declaration for Removal of Legend

TO: BRIACELL THERAPEUTICS CORP. (the “Company”)

TO: Registrar and transfer agent for the shares of the Company

The undersigned (A) acknowledges that the sale of the securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Company (as that term is defined in Rule 405 under the Securities Act) (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in NI 45-106 and/or Rule 144(a)(3) under the Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the Securities Act.

DATED _______________ 20__

X _____________________________________________
Signature of individual (if Purchaser is an individual)

X _____________________________________________
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Schedule D

TERM SHEET

See attached.